10.20 Guarantee Contract, dated July 6, 2011, between Mr. Xuchun Wang (and his wife
Ms. Meng Guangxiang) and Agriculture Development Bank of China, Dongping Branch,
for a RMB 20 million loan.
Ref. 37092300-2011 Nian Dong Ping (Bao) Zi 0014
Guarantor: Wang Xuchun
ID: 370323197302041537
Mobile Phone No. 13583839797
Spouse: Meng Guangxiang
ID: 370923197302082822
Mobile Phone No. 13645485543
Loaner: Agriculture Development Bank of China, Dongping Branch
Contact No. 0528-2828499
Borrower: Shandong Xiangrui Pharmacy Co., Ltd
To ensure the performance of the borrower’s obligations and the effectuation of the loaner’s rights under the Acceptance Agreement (Ref. 20113709230001) entered between and by the borrower and the loaner dated July 6, 2011, the guarantor is willing to offer his warranty as guarantee for the loaner. To clear rights and obligations of the parties, the guarantor and the loaner sign the guarantee contract equally and voluntarily, under the PRC Contract Law, the PRC Guarantee Law and other relevant laws and regulations.
1. The type and the amount of the loan
The type of the loan under the main contract is Bank Acceptance. The amount is RMB 20,000,000 Yuan.
2. Term of the loan
The term of the loan under the main contract is 6 months, from July 6, 2011 to January 5, 2012. The term in the main contract shall be taken as final when there is inconformity between the term in the guarantee contract and the main contract.
3. Type of the guarantee
The guarantee is a joint responsibility guarantee.
4. Guarantee scope
The guarantee scope is the principal, interest, expense, default interest, damage, penalty, and other cost under the main contract, includes but not limits to fees of suit, fees of arbitration, fees of attachment, fees of assessment, fees of auction, fees of enforcement, fees of legal service.

5. The term of guarantee
5.1 The term of guarantee is two years from the next date when the loan under the main contract is expired.
5.2 In the condition that the loan is terminated by the loaner according to laws, regulations or the main contract, the term of guarantee shall be two years from the expired date of the loan which the loaner has noticed the borrower or the guarantee.
5.3 The accept term of the bank acceptance is two years from the next date when the loaner pay for the draft.
5.4 The discount term of the bank acceptance is two years from the next date when the draft is expired.
5.5 In the condition that the main contract is entered to be other financing types, the term of guarantee is two years from the next date when the loan under the main contract is expired.
6. The commitment of the guarantor
6.1 The guarantor has complete capacity under the PRC legislation and is available to offer guarantee for others as guarantor.
6.2 The guarantor has valid rights on his properties and the incomes and is competent to bear the responsibility of guarantee, without any bad credit record or any criminal record. The responsibility of guarantee shall not be lighten or avoid in the condition that the guarantor’s financial situation deteriorates or the guarantor enters into any contract with any other parties.
6.3 The guarantor knows and agrees all articles in the main contract. The guarantee is offered by the guarantor voluntarily and the guarantor’s declaration of will is real. The guarantee is agreed by the spouse of the guarantor in written.
6.4 If the main contract is a contract of bank acceptance, the guarantor commits that the responsibility would not be influenced when the borrower falls into any dispute with the bearer, the endorser or any other interested parties on the draft.
6.5 The guarantor commits to inform the financial situation truthfully, to inform the information of occupation, incomes, properties, balance, indebtedness, guarantee and financial dispute. The guarantor is willing to coordinate with the investigation of financial situation during the term of the guarantee contract.
6.6 The guarantor authorizes the loaner to check, print and save the guarantor’s personal information and credit record in the State Personal Credit Data System for credit risk management during the term of the guarantee contract.
6.7 The guarantor offer the following account for the joint responsibility guarantee in the guarantee contract:
Account-open Bank: Agriculture Development Bank of China, Dongping Branch
Account Head: Wang Xuchun
Account No. 6228480271973593517
6.8 The loaner is entitled to request the guarantor to take the responsibility of guarantee in advance when the main contract is terminated by the loaner according to the laws, regulations and articles in the main contract. The guarantor shall performance the guarantee in 5 workdays since the Notice for Performance of Responsibility of Guarantee is received.

6.9 The guarantor shall notice the loaner 30 days in advance, in the event that the enterprise, which the guarantor is main controlling shareholder or actual controller:
6.9.1 conducts any activities to change its operating mechanism, including but without limitation to contracting for management, lease out, joint operation, combination, merger, division, joint venture, transfer of assets, and any other activities which shall harm the realization of the loaner’s rights hereunder;
6.9.2 conducts any changes in business scope and registered capital, or shareholding;
6.9.3 establishes pledge or mortgage on its owned assets for other party’s debt.
6.10 The guarantor shall notice the loaner 5 days in advance, in the event that the enterprise, which the guarantor is main controlling shareholder or actual controller:
6.10.1 conducts any changes to change its articles of associations and organization structure;
6.10.2 is occurred any events shutdown, shutout, revocation of business license, deregistration, bankruptcy;
6.10.3 is occurred deterioration of its financial situation, serious trouble of its operation, or other material disputes.
6.11 The guarantor shall notice the loaner 5 days in advance, in the event that:
6.11.1 the guarantor’s name, address, employer, telephone or income are changed;
6.11.2 is occurred deterioration of its financial situation, serious illness, administrative or criminal penalty, or other material disputes;
6.11.3 other circumstances which will do the loaner’s harm.
6.12 Alteration of the main contract is not necessary to be approved by the guarantor, except the term of loan, the amount, the interest and the type of currency. The guarantor shall still bear the responsibility of guarantee under the original guarantee scope.
6.13 The guarantor shall still bear the responsibility of guarantee under the original guarantee scope when the rights of loaner are transferred to a third party by the loaner during the guarantee contract.
6.14 The guarantor shall not offer any mortgage, pledge or warranty to a third party without the written permission of the loaner during the term of the guarantee contract.
6.15 If the guarantor is occurred to the event under 6.9, 6.10, and 6.11, the guarantor should take appropriate action to secure the loan.
6.16 The loaner is entitled to request the guarantor to take the responsibility of guarantee directly when the borrower do not performance the indebtedness, whatever there is any other guarantee under the loan of the main contract for the loaner.
7. Breach of contract
7.1 The guarantor shall bear the responsibility of guarantee under the guarantee contract since the guarantee contract comes into force. The guarantor shall bear the responsibility of breach of contract and pay the compensation for lost of the loaner, when the guarantor does not performance the obligations in the guarantee contract totally or partly.
7.2 The guarantor shall bear the responsibility for misrepresentation set in Article 6 and pay the compensation for lost of the loaner.
7.3 The guarantor shall pay the compensation for the lost of the loaner in the guarantee scope when the guarantee contract comes to be invalid not by the loaner’s mistake.

8. Effectiveness, alteration, and termination
8.1 The guarantee contract comes to effect since the date that it is signed by the guarantee, the spouse and the loaner.
8.2 Any alteration/termination of the guarantee contract would be effective only when the alteration/termination is noticed to the other party in the guarantee contract in written and the alteration/termination is agreed by the parties in written.
8.3 When any article of the guarantee contract comes to ineffectiveness or unenforceable, the effectiveness of other articles of the guarantee contract and the effectiveness of the guarantee contract would not be influenced.
8.4 The guarantee contract is independent of the main contract and would not be ineffectiveness if the main contract comes to invalid.
9. Dispute Settlement
9.1 Any dispute engaged in the performance of the guarantee contract would be settled by the loaner-placed court after failure of the parties’ negotiation.
9.2 The articles of the guarantee contract which are not involved in the dispute would be still in performance during the suit.
10. Others
It is left blank by both parties.
11. Miscellaneous
11.1 All the notice of between the guarantee and loaner shall be in written and the notice would be seemed as being received once it is sent to the post station.
11.2 All the explanation of the articles in the guarantee contract has been noticed by the loaner to the guarantor to understand the meaning of the articles fully and exactly. There is no misrepresentation on the articles of the guarantee contract.
The loaner has request the guarantor to notice and develop a complete and accurate understanding to the terms and conditions hereunder, and the loaner has made corresponding explanation to concerning terms and conditions. Both parties have the same understanding to this Agreement.
Loaner: Agriculture Development Bank of China, Dongping Branch
Date: July 6, 2011
Guarantor: Wang Xuchun
Date: July 6, 2011
Spouse: Meng Guangxiang
Date: July 6, 2011